Exhibit 99.1

Press Release

Shearson Announces Acquisition of Continental Home Loans, Inc.

Las Vegas, Nevada., June 7, 2006 // — Shearson Financial Network, Inc. (OTCBB: CSUA), a consolidator in the highly fragmented mortgage brokerage marketplace, announced today that it reached an agreement to acquire Continental Home Loans, Inc. Under the agreement, Shearson will issue to CHL’s shareholders shares of common stock of Shearson valued at three million two hundred thousand dollars ($3,200,000).

Continental Home Loans, Inc. is a mortgage banker located in Mellville, New York and is a provider of residential mortgages in multiple states. It employs 30 people, who are residential mortgage professionals. CHL operates 11,000 sq. ft. of branch office space in New York and has seven operating branch locations. The agreement is subject only to final approval by the New York State Banking Commission. CHL will be changing its name to Shearson Home Loans and will serve as the company’s central operations center. Michael McHugh, CHL’s President will assume the role of Chief Operating Officer for the mortgage subsidiary of Shearson.

“We view Shearson as an ideal partner in our quest to consolidate the mortgage brokerage industry,” said Michael McHugh, President of CHL. “Not only do we share the same vision for the industry, but melding our complementary management talent, business processes, and geographic locations into a single operating entity should produce positive tangible synergy,” he added.

“The addition of CHL into the Shearson family of companies gives us a much stronger management team and greater reach into the national market” states Michael Barron, Shearson’s CEO. This acquisition anchors our operations team and allows us to move forward on our planned consolidation strategy.”

About Shearson Financial Network, Inc.

Shearson Financial Network, Inc. (www.shearsonhomeloans.com) is a consolidator of the highly fragmented mortgage brokerage and real estate services industry. The company business strategy is to acquire mortgage brokerage businesses in strategic locations throughout the U.S. The company is licensed in thirty nine states and now employs in excess of 500 people.

SEC Filings and Forward-Looking Statements

Certain information contained in this announcement are “forward-looking statements.” Shearson cautions readers that certain important factors may affect actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this announcement or which are otherwise made by or on behalf of Shearson. The forward looking statements are identified through use of the words “potential,” “anticipate,” “expect,” “planned” and other words of similar meaning. These forward-looking statements may be affected by the risks and uncertainties inherent in the mortgage industry and in the Company’s business. The Company cautions readers that certain important factors may have affected and could in the future affect the Company’s beliefs and expectations and could cause the actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof. Factors which may affect results include, but are not limited to, the ability to raise capital necessary to sustain operations and implement the business plan, the ability to obtain additional regulatory permits and approvals to operate in the financial services area, the ability to identify and complete acquisitions and successfully integrate acquired businesses, if any, the ability to implement the company’s business plan, changes in the real estate market, interest rates or the general economy of the markets in which the company operates. Additional information regarding Shearson is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

Source: Shearson Financial Network, Inc.